FOR IMMEDIATE RELEASE

GIPR Announces Sale of Two Properties and Full Repayment of CMBS Loan

TAMPA, FL, June 4, 2025, Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIPR” or the “Company”), today announced the successful sale of two assets—an Auburn University-occupied industrial building in Huntsville, Alabama, and a Starbucks-occupied retail property in Tampa, Florida—both of which were previously encumbered under a single commercial mortgage-backed securities (CMBS) loan. The sales resulted in the full repayment of the loan’s approximately $10.5 million principal balance, leaving the Company’s remaining CMBS-encumbered property—a 7-Eleven in Washington, D.C.—completely unleveraged.

Said David Sobelman, CEO of GIPR, “These transactions represent a meaningful milestone in GIPR’s continued efforts to streamline its balance sheet and strategically enhance its portfolio. The Company navigated a complex payoff process and addressed a number of administrative and timing constraints that arose in connection with the CMBS loan, which was serviced by PNC Bank. With the CMBS loan now fully retired and these sales complete, GIPR is positioned to move forward with a cleaner capital structure and enhanced operational flexibility.”

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in densely populated submarkets throughout the United States. Additional information about Generation Income Properties, Inc. can be found on the Company's corporate website: www.gipreit.com.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control and which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that that the expected benefits of the above-described portfolio acquisition will not be realized or will not be realized within the expected time periods, as well as risks relating to general economic conditions, market conditions, interest rates, and other risks and uncertainties that are identified from time to in the Company's SEC filings which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

1 | GENERATION INCOME PROPERTIES | Nasdaq: GIPR | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234

Investor Contact:
Investor Relations
ir@gipreit.com

2 | GENERATION INCOME PROPERTIES | Nasdaq: GIPR | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234

3 | GENERATION INCOME PROPERTIES | Nasdaq: GIPR | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234

4 | GENERATION INCOME PROPERTIES | Nasdaq: GIPR | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234